Exhibit 5.1

November 4, 2014

Oculus Inc.

1451 W Cypress Creek Road, Suite 300
Ft. Lauderdale, FL 33309

Gentlemen:

You have requested our opinion as counsel for Oculus Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 11,367,670 of the Company’s common stock, par value $0.00001 per share (the “Shares”) made pursuant to Regulation S of the Act (the “Offering”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

            (a)        the Registration Statement which includes the prospectus;

(b)        the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);

            (c)        the Certificate of Incorporation of the Company dated January 9, 2011;

            (d)       a Board of Directors resolution approving the Offering pursuant to Regulation S of the Act and registration of the Shares on the Registration Statement; and

(e)        a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada dated October 30, 2014.

November 4, 2014

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate.  In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized, were legally issued, fully paid and are non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

 By:  /s/ Gregg Jaclin

         Gregg E. Jaclin

         For the Firm